                                 EXHIBIT 99.1
                                      T0
                               CURRENT REPORT ON
                                   FORM 8-K
                                      OF
                             MEDAPHIS CORPORATION

                       [DELOITTE & TOUCHE LLP LETTERHEAD]


November 20, 1997


Mr. David E. McDowell, Chairman & Chief Executive Officer
Medaphis Corporation
2700 Cumberland Parkway, Suite 300
Atlanta, GA 30335

Dear Mr. McDowell:

This is to confirm our conversation yesterday whereby we advised you that, as a result of the Board of Directors' decision to restate Medaphis' financial statements for the years ended December 31, 1994, 1995, and 1996, Deloitte & Touche LLP withdrew its report, dated March 31, 1997, on the consolidated financial statements of Medaphis as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996. Deloitte & Touche LLP also hereby withdraws its report, dated May 23, 1996, on the financial statements of Health Data Sciences Corporation for the years ended March 31, 1995 and 1996. Accordingly, we hereby notify you that our reports on the financial statements referred to above should no longer be relied upon or associated with the aforementioned financial statements.

We request that you immediately notify all entities and individuals whom you know to be currently relying upon, or who are likely to rely upon, the financial statements and our reports thereon, that our reports must no longer be relied upon or associated with the financial statements referred to herein.


Very truly yours,



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP